                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration No. 333-73438

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 15, 1995)

                                 $12,550,000
            CORPORATE BOND-BACKED CERTIFICATES, Series 1996-DHC-1
 (UNDERLYING SECURITIES WILL BE 8.50% DEBENTURES DUE DECEMBER 1, 2022 ISSUED
                        BY DAYTON HUDSON CORPORATION)
                          PASS-THROUGH CERTIFICATES

   Each Corporate Bond-Backed Certificate, Series 1996-DHC-1 offered hereby (collectively, the "Certificates") represents a beneficial interest in a trust (the "Trust") formed pursuant to the Trust Agreement dated as of November 27, 1996 between Lehman ABS Corporation (the "Depositor") and The Bank of New York, as trustee (the "Trustee"). The Certificates will be issued in two classes, Class A-1 and Class A-2, having the characteristics described herein.

   The principal assets of the Trust will be $12,550,000 aggregate principal amount of 8.50% Debentures due December 1, 2022 (the "Underlying Securities") issued by Dayton Hudson Corporation (the "Underlying Securities Issuer"), having the characteristics described herein under "Description of the Underlying Securities."

   Dayton Hudson Corporation is not participating in, and will not receive any proceeds in connection with, the offering of the Certificates, and is not an affiliate of the Depositor or any of its affiliates. The Underlying Securities were originally issued and sold as part of a public offering in December 1992, and will be acquired by an affiliate of the Depositor in the secondary market before being deposited by the Depositor into the Trust for the benefit of Certificateholders.

   The Class A-1 Certificates will not be entitled to distributions of interest. On December 1, 2002 (the "Final Scheduled Distribution Date"), the Class A-1 Certificates will be entitled to a distribution of: (i) all Underlying Securities held by the Trust as of such date and/or, if applicable, (ii) the proceeds of a redemption of such Underlying Securities by the Underlying Securities Issuer on such date. The Class A-2 Certificates will be entitled to receive, on June 1 and December 1 of each year (or if such date is not a Business Day (as defined herein), the next succeeding Business Day) (each a "Distribution Date"), commencing December 2, 1996 and ending on the Final Scheduled Distribution Date, interest distributions at a rate of 8.50% per annum on the principal amount of the Underlying Securities (the "Notional Amount") as interest is received on the Underlying Securities. All distributions of Underlying Securities or redemption proceeds (in the case of the Class A-1 Certificates) or interest (in the case of the Class A-2 Certificates) will be made on a pro rata basis to the holders of the respective Certificate class. It is a condition to the issuance of the Certificates that the Certificates have ratings assigned by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement were "Baa1" by Moody's and "BBB+" by S&P.

   The Class A-1 Certificates have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange ("NYSE").

   See "Risk Factors" herein on pages S-10 and 11, and in the Prospectus on pages 4 and 5.

                                                (Cover continued on next page)

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE DEPOSITOR OR ANY OF ITS AFFILIATES. THE CERTIFICATES DO NOT REPRESENT A DIRECT OBLIGATION OF THE UNDERLYING
                 SECURITIES ISSUER OR ANY OF ITS AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

              INITIAL AGGREGATE
              PRINCIPAL/NOTIONAL                               FINAL SCHEDULED
    CLASS           AMOUNT        CERTIFICATE INTEREST RATE   DISTRIBUTION DATE    CUSIP NUMBER
-----------  ------------------  -------------------------  -------------------  --------------
Class A-1        $12,550,000              0.00%(1)          December 1, 2002(1)  219 87J AA9
Class A-2        $12,550,000(2)           8.50%(2)          December 1, 2002     219 87J AB7

------------

   (1) The Class A-1 Certificates will not be entitled to distributions of interest. On the Final Scheduled Distribution Date, the Class A-1 Certificates will be entitled to a distribution of: (i) all of the Underlying Securities then held by the Trust and/or, if applicable,



       (ii) the proceeds of a redemption of the Underlying Securities by the Underlying Securities Issuer on such date.

   (2) The Class A-2 Certificates will be entitled to receive, on June 1 and December 1 of each year, commencing on December 2, 1996 and ending on the Final Scheduled Distribution Date, interest distributions at a rate of 8.50% per annum on the Notional Amount. The Class A-2 Certificates will not be entitled to distribution of principal.






   The Class A-1 and Class A-2 Certificates offered hereby will be purchased by Lehman Brothers Inc. (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Class A-1 and Class A-2 Certificates will be approximately $13,757,100, before deducting expenses payable by the Depositor, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Method of Distribution." For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Method of Distribution." The Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company on or about November 27, 1996 (the "Closing Date").

                               LEHMAN BROTHERS

November 25, 1996

(cover page continued)

   As and to the extent described herein, collections received by the Trustee with respect to the Underlying Securities will be distributed to Certificateholders in the manner and priority described herein.

   There is currently no secondary market for the Certificates, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. See "Risk Factors" in the Prospectus.

   The Certificates initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC ("Participants"). Definitive certificates will be available for such Certificates only under the limited circumstances described herein. See "Description of the Certificates -- Definitive Certificates."

   THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED NOVEMBER 15, 1995, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

   UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   SUMMARY

   The following summary of certain pertinent information does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus, including under the headings "Description of the Certificates" and "Description of the Underlying Securities." Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Defined Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

                               THE CERTIFICATES

CERTIFICATES OFFERED ...         The Corporate Bond-Backed Certificates,
                                    Series 1996-DHC-1 (the "Certificates").
                                    The Certificates will be offered in two
                                    classes, Class A-1 and Class A-2, having the characteristics described herein. Each class of Certificates represents a proportionate undivided beneficial interest in certain distributions to be made by the Trust, and will be issued pursuant to the Trust Agreement. The Underlying Securities will be the sole asset of the Trust from which Certificateholders will receive any distributions.

THE TRUST ..............         The Corporate Bond-Backed Certificates
                                    Trust, Series 1996-DHC-1 (the "Trust").
                                    The Trust will be formed pursuant to the Series Supplement, Series 1996-DHC-1 (the "Series Supplement"), which incorporates the Standard Terms for Trust Agreements (the "Standard Terms"; together with the Series Supplement, the "Trust Agreement") by and between the Depositor and the Trustee.

DEPOSITOR ..............         Lehman ABS Corporation (the "Depositor"), an
                                    indirect wholly-owned subsidiary of Lehman
                                    Brothers Inc., will deposit the Underlying
                                    Securities into the Trust. See "The
                                    Depositor" in the Prospectus.

TRUSTEE ................         The Bank of New York

CLOSING DATE ...........         On or about November 27, 1996

INITIAL AGGREGATE
 PRINCIPAL
 BALANCE OF CLASS A-1
 CERTIFICATES ..........         $12,550,000

INITIAL AGGREGATE
 NOTIONAL
 AMOUNT OF CLASS A-2
 CERTIFICATES ..........         $12,550,000

FINAL SCHEDULED
 DISTRIBUTION DATE .....         December 1, 2002

TRUST ASSETS ...........         The principal assets of the Trust will be
                                    $12,550,000 aggregate principal amount of the 8.50% Debentures due December 1, 2022 (the "Underlying Securities") issued by Dayton Hudson Corporation (the "Underlying Securities Issuer"), having the characteristics described herein.

 DISTRIBUTIONS

 GENERAL ...............         The Underlying Securities will be the sole
                                    source of distributions on the
                                    Certificates.

                                 All distributions of Underlying Securities
                                    or redemption proceeds (in the case of the Class A-1 Certificates) or interest (in the case of the Class A-2 Certificates) will be made on a pro rata basis to the holders of the respective Certificate class.

 __CLASS A-1
   CERTIFICATES.........         The Class A-1 Certificates will not be
                                    entitled to distributions of interest. On
                                    December 1, 2002, the Class A-1
                                    Certificates will be entitled to a
                                    distribution of: (i) all of the Underlying
                                    Securities held by the Trust as of such
                                    date and/or, if applicable, (ii) the
                                    proceeds of a redemption of such
                                    Underlying Securities by the Underlying
                                    Securities Issuer on such date.

 __CLASS A-2
   CERTIFICATES.........         The Class A-2 Certificates will not be
                                    entitled to distributions of principal.
                                    The Class A-2 Certificates will be
                                    entitled to receive, on June 1 and
                                    December 1 of each year (or if such date is not a Business Day, the next succeeding Business Day) (each, a "Distribution Date"), commencing December 2, 1996 and ending on the Final Scheduled Distribution Date, interest distributions at a rate of 8.50% per annum on the principal amount of the Underlying Securities held by the Trust, as interest is received on the Underlying Securities. Such interest will be calculated on a 30/360 basis and will accrue from and including the preceding Distribution Date (or, in the case of the first Interest Accrual Period, from and including June 1, 1996) to but excluding the current Distribution Date.

DISTRIBUTIONS ON THE
 CERTIFICATES
 IN THE EVENT OF A
 DEFAULT ON THE
 UNDERLYING SECURITIES .         In the event of the occurrence of a payment
                                    default on the Underlying Securities or an acceleration of the maturity of the Underlying Securities, the Trustee will instruct the Market Agent (see "The Market Agent Agreement" herein) to sell the Underlying Securities in accordance with the Sale Procedures (see "The Market Agent Agreement -- Sale of the Underlying Securities" herein). The proceeds of the sale of the Underlying Securities will be allocated between the Class A-1 Certificates and the Class A-2 Certificates in accordance with the Allocation Ratio. As used herein, "Allocation Ratio" means the ratio of (a) in the case of the Class A-1 Certificates, the sum of the present values (discounted at the rate of 8% per annum) of (i) the unpaid interest coupons due or to become due on the Underlying Securities after the Final Scheduled Distribution Date and (ii) the principal amount of the Underlying Securities (in each case assuming that the Underlying Securities were paid when due and were not redeemed prior to their stated maturity) to (b) in the case of the Class A-2 Certificates, the present value (discounted at the rate of 8% per annum) of the unpaid interest coupons due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date.

RECORD DATES ...........         The day immediately preceding each
                                    Distribution Date.

BUSINESS DAY ...........         Any day other than (i) Saturday and Sunday
                                    or (ii) a day on which banking
                                    institutions in New York City or
                                    Minneapolis, Minnesota are authorized or obligated by law or executive order to be closed for business.

DENOMINATIONS AND
 SPECIFIED
 CURRENCY ..............         The Certificates will be denominated and
                                    payable in U.S. dollars (the "Specified
                                    Currency"). The Class A-1 Certificates
                                    will be available for purchase in minimum denominations of $1,000 and integral multiples thereof. The Class A-2 Certificates will be issued in minimum notional amounts of $1,000,000, and in integral multiples of $1,000 in excess thereof.

FORM OF SECURITY .......         Book-entry Certificates with The Depository
                                    Trust Company ("DTC"), except in certain limited circumstances. See "Description of the Certificates -- Definitive Certificates." Distributions thereon will be settled in immediately available (same-day) funds.

CERTAIN FEDERAL INCOME
 TAX CONSEQUENCES ......         In the opinion of tax counsel to the Trust,
                                    the Trust will be classified for Federal income tax purposes as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation. The Certificates represent a stripped bond for federal income tax purposes and the Class A-1 Certificates will be deemed to be issued with original issue discount. See "Certain Federal Income Tax Consequences."

RATINGS ................         It is a condition to the issuance of the
                                    Certificates that the Certificates have
                                    ratings assigned by Moody's Investors
                                    Service, Inc. ("Moody's") and by Standard
                                    & Poor's, a division of The McGraw-Hill
                                    Companies, Inc. ("S&P") equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement were "Baa1" by Moody's and "BBB+" by S&P.

                                 The rating of the Certificates by Moody's
                                    addresses the likelihood of the ultimate payment of principal and interest on the Certificates or any Underlying Securities distributed in respect thereof. The rating of the Certificates by S&P addresses the likelihood of timely receipt of interest on the Class A-2 Certificates or any Underlying Securities distributed in respect of the Class A-1 Certificates and ultimate receipt of principal on any Underlying Securities distributed in respect of the Class A-1 Certificates. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of Certificates. A security rating is not a recommendation to buy, sell or hold securities. The rating on the Certificates does not constitute a statement regarding the occurrence or frequency of redemptions on, or extensions of the maturity of, the Underlying Securities, and the corresponding effect on yield to investors. See "Ratings."

ERISA CONSIDERATIONS ...         An employee benefit plan subject to the
                                    Employee Retirement Income Security Act of
                                    1974, as amended ("ERISA"), including an individual retirement account (an "IRA") or Keogh plan (a "Keogh") (each, a "Plan") may purchase Certificates if either (i) the Underwriter is able to confirm the existence of at least 100 independent purchasers or (ii) the Plan can represent that its purchase of the Certificates would not be prohibited under ERISA or the Code. See "ERISA Considerations."

                          THE UNDERLYING SECURITIES

UNDERLYING SECURITIES ..         $12,550,000 aggregate principal amount of
                                    the 8.50% Debentures due December 1, 2022, comprising a portion of a fixed rate, publicly issued, unsecured debt security issue of Dayton Hudson Corporation. Interest on the Underlying Securities accrues at the Underlying Securities Rate for each Underlying Securities Accrual Period and is payable on each Underlying Securities Payment Date. The entire principal amount of the Underlying Securities will be payable on the Underlying Securities Maturity Date. The Underlying Securities are callable by the Underlying Securities Issuer, in whole or in part, on or after December 1, 2002.

UNDERLYING SECURITIES
 ISSUER ................         Dayton Hudson Corporation is a Minnesota
                                    corporation whose principal executive
                                    offices are located at 777 Nicollet Mall, Minneapolis, Minnesota 55402 and whose telephone number is (612) 370-6948. See "Description of the Underlying Securities."

PRIORITY ...............         According to the Prospectus relating to the
                                    Underlying Securities, the Underlying
                                    Securities are unsecured and
                                    unsubordinated indebtedness of the
                                    Underlying Securities Issuer.

SECURITY ...............         None

UNDERLYING SECURITIES
 ORIGINAL
 ISSUE DATE ............         December 9, 1992

 ORIGINAL AMOUNT OF
 UNDERLYING
 SECURITIES ISSUED .....         $200,000,000

UNDERLYING SECURITIES
 MATURITY DATE .........         December 1, 2022

AMORTIZATION ...........         None

DENOMINATIONS AND
 UNDERLYING
 SECURITIES CURRENCY ...         The Underlying Securities are denominated
                                    and payable in U.S. dollars and are
                                    available in minimum denominations of
                                    $1,000 and integral multiples thereof.

UNDERLYING SECURITIES
 INTEREST PAYMENT DATES
 .......................         June 1 and December 1

UNDERLYING SECURITIES
 INTEREST RATE .........         8.50% per annum

UNDERLYING SECURITIES
 INTEREST
 ACCRUAL PERIODS .......         Semi-annually

OPTIONAL REDEMPTION ....         The Underlying Securities may be redeemed by
                                    the Underlying Securities Issuer, in whole or in part, on not less than 30 and not more than 60 days written notice, at any time on or after December 1, 2002 and prior to maturity, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued interest to the redemption date:

                                 If redeemed during the 12-month period
                                    beginning December 1 of the years
                                    indicated:

                                    YEAR    REDEMPTION PRICE
                                    ------  ----------------
                                    2002  .      103.750%
                                    2003  .      103.375%
                                    2004  .      103.000%
                                    2005  .      102.625%
                                    2006  .      102.250%
                                    2007  .      101.875%
                                    2008  .      101.500%
                                    2009  .      101.125%
                                    2010  .      100.750%
                                    2011  .      100.375%

                                 and thereafter (beginning December 1, 2012) at 100% of their principal amount.

FORM OF UNDERLYING
 SECURITIES ............         Book-entry debt securities with DTC.

CUSIP NUMBER ...........         239753 BP 0

 UNDERLYING SECURITIES
 RECORD DATES ..........         15th of the month immediately preceding the
                                    month of Payment Date.

UNDERLYING SECURITIES
 TRUSTEE ...............         First Trust National Association (the
                                    "Underlying Securities Trustee"). The
                                    Underlying Securities have been issued
                                    pursuant to an indenture dated as of
                                    February 1, 1986 (the "Indenture"),
                                    between the Underlying Securities Trustee and the Underlying Securities Issuer.

RATINGS OF THE
 UNDERLYING SECURITIES
 AS OF THE CLOSING DATE
 .......................         "Baa1" by Moody's and "BBB+" by S&P.

INFORMATION WITH RESPECT
 TO THE
 UNDERLYING SECURITIES
 ISSUER ................         Dayton Hudson Corporation is subject to the
                                    informational requirements of the
                                    Securities Exchange Act of 1934, as
                                    amended, and in accordance therewith files reports, including reports on Forms 10-K and 10-Q, and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. Such reports and other information may also be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.

   This Prospectus Supplement does not provide information with respect to the Underlying Securities Issuer. No investigation of the Underlying Securities Issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, no investigation as to its rating) has been made. Potential Certificateholders should obtain and evaluate the same information concerning the Underlying Securities Issuer as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. None of the Depositor, the Trustee, the Underwriter, or any of their respective affiliates, assume any responsibility for the accuracy or completeness of any publicly available information of the Underlying Securities Issuer filed with the Commission or otherwise made publicly available or considered by a purchaser of the Certificates in making its investment decision in connection therewith.

                                 RISK FACTORS

   Prospective purchasers should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment in the Certificates.

   Limited Liquidity. There is currently no secondary market for the Certificates. Lehman Brothers is under no obligation to make a market in the Certificates. It is unlikely that a secondary market will develop and, if a secondary market does develop, it is unlikely that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

   Maturity and Yield Considerations. The yield realized by a holder of a Class A-1 Certificate is dependent upon a number of factors, including the purchase price of the Class A-1 Certificates, the time of acquisition, and whether on the Final Distribution Date, the Class A-1 Certificateholder receives either (1) the Underlying Securities or (2) the proceeds from the redemption of the Underlying Securities by the Underlying Securities Issuer. If the Underlying Securities Issuer exercises its right to redeem Underlying Securities prior to their maturity, an investor's investment in the Class A-1 Certificates and the Underlying Securities will have a shorter average maturity than if such right were not exercised. Additionally, such right is likely to be exercised, if at all, at a time when interest rates have declined. In such an environment, the interest rates available on potential reinvestment can be expected to be lower than the return that would have been earned over the remaining life of the Underlying Securities if they had not been called. See "Risk Factors" and "Maturity and Yield Considerations" in the Prospectus.

   Limited Assets. The Trust has no significant assets other than the Underlying Securities. If the Underlying Securities are insufficient to make payments or distributions on the Certificates, no other assets will be available for payment of the deficiency.

   No Management of Underlying Securities. Except as described herein, the Trust will not dispose of any Underlying Security, regardless of adverse events, financial or otherwise, which may affect the value of the Underlying Security or the Underlying Securities Issuer. If there is a payment default on any Underlying Security or any other default which may result in acceleration of the Underlying Security, the Trust will only dispose of or otherwise deal with the defaulted Underlying Security in the manner provided in the Trust Agreement. If a payment default on or acceleration of the Underlying Securities occurs, the Trust will sell the Underlying Securities notwithstanding market conditions at the time, and the Trustee and the Marketing Agent will have no discretion to do otherwise. Such sale may result in greater losses than might occur if the Trust continued to hold the Underlying Securities.

   Credit Risk. The Certificates represent interests in obligations of a single obligor. In particular, the Certificates will be subject to all the risks associated with a direct investment in unsecured debt obligations of Dayton Hudson Corporation.

   No Investigation of Underlying Securities. None of the Depositor, the Underwriter or the Trustee will (i) make any investigation of the business condition, financial or otherwise, of the Underlying Securities Issuer, or
(ii) verify any reports or information filed by the Underlying Securities Issuer with the Commission. Investors are encouraged to consider publicly available financial and other information regarding Dayton Hudson Corporation. The issuance of the Certificates should not be construed as an endorsement by the Depositor, the Underwriter or the Trustee of the financial condition or business prospects of Dayton Hudson Corporation.

   Ratings of the Certificates. At the time of issuance, the Certificates will have ratings assigned by Moody's and S&P equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement were "Baa1" by Moody's and "BBB+" by S&P.

   Any rating issued with respect to the Certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Certificates.

    Unsecured Status of Underlying Securities. According to the Prospectus relating to the Underlying Securities, the Underlying Securities are general unsecured obligations of the Underlying Securities Issuer, which rank on a parity with all other unsecured and unsubordinated indebtedness of the Underlying Securities Issuer, but which are subordinate in right of payment to the Underlying Securities Issuer's existing and future senior secured indebtedness.

                                  THE TRUST

   The Trust will be formed pursuant to the Series Supplement, Series 1996-DHC-1 (the "Series Supplement"), which incorporates the Standard Terms for Trust Agreements (the "Standard Terms"; together with the Series Supplement, the "Trust Agreement") by and between the Depositor and the Trustee. Concurrently with the execution and delivery of the Series Supplement, the Depositor will deposit the Underlying Securities into the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Certificates to or upon the order of the Depositor.

   The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor). The Underlying Securities will not be acquired from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with the Underlying Securities Issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the Depositor or the issuance of the Certificates. Neither the Depositor nor any of its affiliates participated in the initial public offering of the Underlying Securities.

                   DESCRIPTION OF THE UNDERLYING SECURITIES

GENERAL

   The Underlying Securities represent the sole assets of the Trust that are available to make distributions in respect of the Certificates. The aggregate principal amount of the Underlying Securities is $12,550,000. The primary economic terms of the Underlying Securities are described in "Summary -- The Underlying Securities" herein.

   This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities or the Underlying Securities Issuer. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities Issuer and Underlying Securities is derived from publicly available documents.

   The Underlying Securities Issuer is not participating in, and will not receive any proceeds in connection with, the offering of the Certificates. The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor) and will be deposited into the Trust. The Underlying Securities will not be acquired either from the Underlying Securities Issuer or pursuant to any distribution by or agreement with the Underlying Securities Issuer.

   According to Dayton Hudson Corporation's publicly available documents, its principal executive offices are located at 777 Nicolett Mall, Minneapolis, Minnesota 55402 and its telephone number is (612) 370-6948. The Underlying Securities Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. Such reports and other information may also be inspected at the Information Center of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.

    Although the Depositor has no reason to believe the information concerning the Underlying Securities, the Underlying Securities Issuer or each Underlying Securities Prospectus related to the Underlying Securities is not reliable, neither the Depositor nor the Underwriter has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that events affecting the Underlying Securities or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

   THE TRUST WILL HAVE NO OTHER SIGNIFICANT ASSETS FROM WHICH TO MAKE DISTRIBUTIONS OF AMOUNTS DUE IN RESPECT OF THE CERTIFICATES. CONSEQUENTLY, THE ABILITY OF CERTIFICATEHOLDERS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THE CERTIFICATES WILL DEPEND ENTIRELY ON THE TRUST'S RECEIPT OF PAYMENTS ON THE UNDERLYING SECURITIES. PROSPECTIVE PURCHASERS OF THE CERTIFICATES SHOULD CONSIDER CAREFULLY THE UNDERLYING SECURITIES ISSUER'S FINANCIAL CONDITION AND ITS ABILITY TO MAKE PAYMENTS IN RESPECT OF SUCH UNDERLYING SECURITIES. THIS PROSPECTUS SUPPLEMENT RELATES ONLY TO THE CERTIFICATES BEING OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING SECURITIES OR THE UNDERLYING SECURITIES ISSUER. ALL INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT REGARDING THE UNDERLYING SECURITIES ISSUER IS DERIVED FROM PUBLICLY AVAILABLE DOCUMENTS. NONE OF THE DEPOSITOR, THE UNDERWRITER OR THE TRUSTEE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR TAKES ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THE INFORMATION PROVIDED THEREIN.

UNDERLYING SECURITIES INDENTURE

   Dayton Hudson Corporation (the "Underlying Securities Issuer") from time to time may offer its senior debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") in a principal amount and/or warrants to purchase Debt Securities.

   The Underlying Securities have been issued pursuant to an agreement dated as of February 1, 1986, as amended and supplemented from time to time (collectively, the "Indenture"), between the Underlying Securities Issuer and First Trust National Association, as Underlying Securities Trustee (the "Underlying Securities Trustee"). The following summary describes certain general terms of such Indenture and is based upon the Prospectus dated March 26, 1992 relating to Debt Securities, of which the Underlying Securities are a series, of the Underlying Issuer, but investors should refer to the Indenture and related Prospectus and Prospectus Supplements for all of the terms governing the Underlying Securities. A copy of the Indenture is filed as an exhibit to the Underlying Securities Registration Statement. The following summaries of certain provisions of the Underlying Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definition therein of certain terms. Section numbers below refer to provisions of the Indenture.

   The Indenture does not limit the amount of debt securities that may be issued thereunder from time to time in one or more series. The Underlying Securities are limited to $200,000,000 aggregate principal amount and represent one such series under the Indenture.

GENERAL

   The Underlying Securities are unsecured obligations of the Underlying Securities Issuer.

   The covenants contained in the Indenture and the Underlying Securities would not necessarily afford Holders of the Underlying Securities protection in the event of a highly leveraged or other transaction involving the Underlying Securities Issuer or a sudden and dramatic decline in credit quality resulting from an acquisition of, or a recapitalization or similar restructuring of, the Underlying Securities Issuer, that may adversely affect Holders.

RESTRICTED AND UNRESTRICTED SUBSIDIARIES

   The various restrictive provisions of the Indenture applicable to the Underlying Securities Issuer and its Restricted Subsidiaries do not apply to Unrestricted Subsidiaries. The assets and indebtedness of Unrestricted Subsidiaries are not consolidated with those of the Underlying Securities Issuer and its

Restricted Subsidiaries in calculating Consolidated Net Tangible Assets under the Indenture and investments by the Underlying Securities Issuer or by its Restricted Subsidiaries in Unrestricted Subsidiaries are excluded in computing Consolidated Net Tangible Assets. "Unrestricted Subsidiaries" are those Subsidiaries defined as such by the Indenture, i.e., Dayton Credit Company and other finance Subsidiaries acquired or formed subsequent to the date of the Indenture, Eighth Street Development Company, those Subsidiaries which are designated as Unrestricted Subsidiaries by the Board of Directors of the Underlying Securities Issuer from time to time pursuant to the Indenture (in each case, unless and until designated as Restricted Subsidiaries by the Board of Directors pursuant to the Indenture) and any Subsidiary a majority of the voting stock of which is owned by Unrestricted Subsidiaries. "Restricted Subsidiaries" are all Subsidiaries other than Unrestricted Subsidiaries. A "Wholly-owned Restricted Subsidiary" is a Restricted Subsidiary all of the outstanding Funded Debt and capital stock of which (except directors' qualifying shares) is owned by the Underlying Securities Issuer and its other Wholly-owned Restricted Subsidiaries. (Section 101)

   As Unrestricted Subsidiary may not be designated a Restricted Subsidiary unless the Underlying Securities Issuer would be permitted immediately thereafter to incur additional Secured Funded Debt and Attributable Debt under the terms of the Indenture. (Section 1009(a))

RESTRICTIONS ON SECURED FUNDED DEBT

   The Underlying Securities Issuer may not, and may not permit any Restricted Subsidiary to, issue, assume, guarantee, incur or create any Secured Funded Debt without first making effective provision whereby the Underlying Securities shall be secured equally and ratably with (or prior to) such Secured Funded Debt, unless immediately thereafter the sum of the aggregate amount of all outstanding Secured Funded Debt of the Underlying Securities Issuer and its Restricted Subsidiaries together with all Attributable Debt of the Underlying Securities Issuer and its Restricted Subsidiaries in respect of sale and leaseback transactions does not exceed 5% of Consolidated Net Tangible Assets. The foregoing restrictions does not prevent (i) Secured Funded Debt of a Restricted Subsidiary owing to the Underlying Securities Issuer or a Wholly-owned Restricted Subsidiary, (ii) Secured Funded Debt resulting from the Mortgage of property of the Underlying Securities Issuer or any Restricted Subsidiary in favor of the United States or any instrumentality thereof to secure partial, progress, advance or other payments, (iii) Secured Funded Debt secured by a Mortgage on property of, or on any shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes a Subsidiary, (iv) Secured Funded Debt assured by a Mortgage on property, shares of stock or Indebtedness existing at or incurred within 120 days of the time of acquisition thereof (including acquisition through merger or consolidation), purchase money Mortgages and construction Mortgages, (v) Secured Funded Debt secured by a Mortgage incurred or assumed in connection with an issuance of revenue bonds the interest on which is exempt from federal income tax pursuant to Section 103(a) and related Sections of the Internal Revenue Code of 1986, as amended, or (vi) any extension, renewal or refunding, in whole or in part, of any Secured Funded Debt permitted under the restrictions described in the first sentence of this paragraph or of any Secured Funded Debt of any Restricted Subsidiary outstanding at February 2, 1985 or of any corporation outstanding at the time such corporation became a Restricted Subsidiary. (Section 1007)

   "Secured Funded Debt" means Funded Debt which is secured by a Mortgage upon any assets of the Underlying Securities Issuer or a Restricted Subsidiary. (Section 101)

   "Funded Debt" means Indebtedness maturing more than 12 months after the time of computation thereof, guarantees of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business) and Funded Debt secured by a Mortgage on property of the Underlying Securities Issuer or any Restricted Subsidiary, whether or not assessed, and in the case of any Subsidiary all Preferred Stock of such Subsidiary. Funded Debt does not include any amount in respect of obligations under leases (or guarantees thereof), whether or not such obligations would be included as liabilities on a consolidated balance sheet of the Underlying Securities Issuer and its Restricted Subsidiaries. (Section 101)

   "Attributable Debt" means (i) the balance sheet liability amount of capital leases (capital lease obligations and current portion thereof) determined under generally accepted accounting principles, plus

(ii) the amount of future minimum lease payments under operating leases required to be disclosed by generally accepted accounting principles, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted at the average interest rate per annum used to calculate the present value of operating lease payments for the most recent year in the Underlying Securities Issuer's most recent Annual Report to Shareholders. (Section 101)

   "Consolidated Net Tangible Assets" means the total amount of assets on a consolidated balance sheet of the Underlying Securities Issuer and its Restricted Subsidiaries (less applicable reserves and other properly deductible items and after excluding any investments made in Unrestricted Subsidiaries or in corporations while they were Unrestricted Subsidiaries but which are not Subsidiaries at the time of computation) after deducting (i) all liabilities and liability items, including amounts in respect of obligations under leases (or guarantees thereof) which under generally accepted accounting principles would be included on such balance sheet, except Funded Debt, capital stock and surplus, surplus reserves and provisions for deferred income taxes and (ii) goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles. (Section 101)

RESTRICTIONS ON SALE AND LEASEBACK TRANSACTIONS

   Neither the Underlying Securities Issuer nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Operating Property which has been or is to be sold or transferred more than 120 days after the acquisition thereof or the completion of construction and commencement of full operations thereof, unless (a) the Underlying Securities Issuer or such Restricted Subsidiary could create Secured Funded Debt on such property pursuant to Section 1007 (see "Restrictions on Secured Funded Debt" above) in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Underlying Securities or (b) the Underlying Securities Issuer, within 120 days, applies to the retirement of its Secured Funded Debt as amount equal to the greater of (i) the net proceeds of the sale of an Operating Property leased pursuant to such arrangement or (ii) the fair value of the Operating Property so leased (subject to credits for certain voluntary retirements of Funded Debt). This restriction will not apply to any sale and leaseback transaction (a) between the Underlying Securities Issuer and a Restricted Subsidiary or between Restricted Subsidiaries, or (b) involving the taking back of a lease for a period of three years or less. (Section 1008) "Operating Property" is defined as any retail store, warehouse or other property related to the general retail business of the Underlying Securities Issuer or any Subsidiary, parking facilities, and any equipment located at or comprising a part of any such property having a net book value in excess of .35% of Consolidated Net Tangible Assets (which has been owned and operated by the Underlying Securities Issuer or any Restricted Subsidiary for more than 90 days). (Section 101)

RESTRICTIONS ON MERGER AND SALE OF ASSETS

   The Underlying Securities Issuer may consolidate with or merge into any other corporation, or transfer substantially, all its properties and assets to any Person, and any other Person may consolidate with or merge into the Underlying Securities Issuer, or transfer substantially all its properties and assets to the Underlying Securities Issuer, provided that (i) the Person (if other than the Underlying Securities Issuer) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such property and assets shall assume payment of the principal of, premium, if any, and interest on the Underlying Securities and the performance and observance of the covenants of the Indenture, and (ii) except in the case of a merger or consolidation of the Underlying Securities Issuer and a Restricted Subsidiary, either (a) the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series (including the holders of the Underlying Securities) shall have consented thereto or (b) immediately thereafter under the terms of the Indenture the successor corporation would be permitted to become liable for an additional amount of Secured Funded Debt. (Section 801) Notwithstanding the provisions summarized in this paragraph, the Underlying Securities Issuer may, without complying with such provisions, sell all of its property and assets to another corporation if, immediately after giving effect to such sale, such corporation is a Wholly-owned Restricted Subsidiary of the

Underlying Securities Issuer and the Underlying Securities Issuer would be permitted to become liable for an additional amount of Secured Funded Debt. (Section 803)

MODIFICATION AND WAIVER

   Certain modifications and amendments of the Indenture may be made by the Underlying Securities Issuer and the Underlying Securities Trustee only with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series (including the holders of the Underlying Securities) affected by the modification or amendment. With respect to the Underlying Securities, no such modification or amendment of the Indenture may, without the consent of all holders of the outstanding Underlying Securities: (i) change the stated maturity date of the principal of, or any installment of principal of or interest on, any such Underlying Security; (ii) reduce the principal amount of, or the interest (or premium, if any) on, the Underlying Securities (including in the case of an Original Issue Discount Security the amount payable upon acceleration of the Maturity thereof); (iii) change the Place of Payment where, or the coin or currency in which, any principal or interest (or premium, if any) on the Underlying Securities is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Underlying Securities;
(v) reduce the above-stated percentage of Outstanding Debt Securities of any series (including the Underlying Securities) the consent of the Holders of which is necessary to modify or amend the Indenture; or (vi) modify the foregoing requirements or reduce the percentage of aggregate principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

   The Holders of a majority in aggregate principal amount of the outstanding Underlying Securities may on behalf of the Holders of all Underlying Securities waive compliance by the Underlying Securities Issuer with certain restrictive provisions of the Indenture. (Section 1012) The Holders of a majority in aggregate principal amount of the outstanding Underlying Securities may on behalf of the Holders of all Underlying Securities waive any past default under the Indenture, except a default in the payment of the principal of (or premium, if any) or interest on any Underlying Security or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Underlying Security. (Section 513)

EVENTS OF DEFAULT

   The Indenture defines an Event of Default with respect to the Underlying Securities as being any one of the following events: (1) default for 30 days in any payment of interest; (ii) default in any payment of principal of (or premium, if any, on) when due; (iii) default for 60 days after appropriate notice in performance of any other covenant or warranty in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of any series of debt securities other than the Underlying Securities); (iv) default under any evidence of Indebtedness for money borrowed (including a default with respect to Debt Securities other than the Underlying Securities) or under any Mortgage, indenture or instrument under which any such Indebtedness is issued or secured (including the Indenture), which results in acceleration of the maturity of such Indebtedness, if such acceleration is not annulled (or if such Indebtedness is not discharged) within 10 days after written notice as provided in the Indenture; (v) certain events in bankruptcy, insolvency or reorganization; or (vi) any other Event of Default provided with respect to the Underlying Securities. In case an Event of Default shall occur and be continuing with respect to the Underlying Securities, the Underlying Securities Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Underlying Securities may declare the principal to be due and payable. Any Event of Default with respect to the Underlying Securities may be waived by the Holders of a majority in aggregate principal amount of the outstanding Underlying Securities, except in each case a failure to pay principal of (or premium, if any) or interest on the Underlying Securities or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Underlying Security. (Sections 501, 502,
513)

   The Indenture requires the Underlying Securities Issuer to file annually with the Underlying Securities Trustee an Officers' Certificate as to the absence of certain defaults under the terms of the

Indenture. (Section 1011) The Indenture provides that the Underlying Securities Trustee may withhold notice to the Holders of the Underlying Securities of any default (except in payment of principal (or premium, if any) or interest) if it considers it in the interest of the Holders of the Underlying Securities to do so. (Section 602)

   Subject to the provisions of the Indenture relating to the duties of the Underlying Securities Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Underlying Securities Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the Holders of the Underlying Securities unless such Holders shall have offered to the Underlying Securities Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for indemnification and certain other rights of the Underlying Securities Trustee, the Indenture provides that the Holders of a majority in aggregate principal amount of the outstanding Underlying Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Underlying Securities Trustee or exercising any trust or power conferred on the Underlying Securities Trustee with respect to the Underlying Securities. (Sections 512, 603)

   No Holder of an Underlying Security has any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Underlying Securities Trustee written notice of a continuing Event of Default with respect to Underlying Securities and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Underlying Securities shall have made written request, and offered reasonable indemnity, to the Underlying Securities Trustee to institute such proceeding as trustee, and the Underlying Securities Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Underlying Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, the Holder of any Underlying Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on the Underlying Security on or after the due dates expressed in the Underlying Security and to institute suit for the enforcement of any such payment. (Section 508)

DEFEASANCE

   Defeasance and Discharge. If the Underlying Securities Issuer deposits or causes to be deposited with the Underlying Securities Trustee as trust funds, in trust, of money and/or Government Obligations, as hereinafter defined, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay and discharge the principal of (and premium, if any) and each instalment of principal (and premium, if any) and interest on the outstanding Underlying Securities on the Stated Maturity of such principal or instalment of principal or interest (or on the Redemption Date of the outstanding Underlying Securities if the Underlying Securities Issuer has elected to redeem such outstanding Underlying Securities in accordance with Section 1102 of the Indenture), then the Indenture will cease to be of further effect with respect to the Underlying Securities (except for certain obligations to compensate, reimburse and indemnify the Underlying Securities Trustee, to register the transfer or exchange of Underlying Securities, to replace stolen, lost or mutilated Underlying Securities, to maintain paying agencies and to hold monies or payment in trust), and the Underlying Securities Issuer will be deemed to have satisfied and discharged the Indenture with respect to the Underlying Securities. (Section 403) In the event of any such defeasance, holders of Underlying Securities would be able to look only to such trust fund for payment of principal (and premium, if any) and interest, if any on their Underlying Securities. The term "Government Obligations" as used herein shall mean securities of the government which issued the currency in which the Underlying Securities of the Underlying Securities are denominated and/or in which interest is payable or of government agencies backed by the full faith and credit of such government. (Section 101)

   Under current federal income tax law, such defeasance will be treated as a taxable exchange of the related Underlying Securities for an interest in the trust. As a consequence, each holder of the Underlying Securities will recognize gain or loss equal to the difference between the holder's cost or other tax basis for the Underlying Securities and the value of the holder's interest in the trust, and thereafter will be required to include in income a share of the income, gain and loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described below. Prospective investors are urged to consult their own tax advisors as to the specific consequences of such a defeasance.

   Defeasance of Certain Covenants and Certain Events of Default. The Underlying Securities Issuer may omit to comply with certain restrictive covenants in Sections 801, 803 and 804 (Consolidation, Merger, Conveyance, Transfer or Lease), and Sections 1005 (Maintenance of Properties), 1006 (Payments of Taxes and Other Claims), 1007 (Restriction on the Creation of Secured Funded Debt), 1008 (Restriction on Sale and Lease-Back Transactions) and 1009 (Restriction on Permitting Unrestricted Subsidiaries to become Restricted Subsidiaries), and Sections 501(4), 501(5), 501(6), 501(7) and 501(8) (if Section 501(8) is specified in the Prospectus Supplement or Prospectus Supplements relating to such Underlying Securities), as described in clauses (iii) through (vi) under "Events of Default" above, and such noncompliance shall not be deemed to be Events of Default under the Indenture with respect to the Underlying Securities, upon the deposit with the Underlying Securities Trustee, in trust, of money and/or Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay and discharge the principal of (and premium, if any) and each instalment of principal (and premium, if any) and interest on the outstanding Underlying Securities on the Stated Maturity of such principal or instalment of principal or interest (or on the Redemption Date of the outstanding Underlying Securities if the Underlying Securities Issuer has elected to redeem such outstanding Underlying Securities in accordance with
Section 1102 of the Indenture). The obligations of the Underlying Securities Issuer under the Indenture and the Underlying Securities other than with respect to the covenants referred to above and the Events of Default other than the Events of Default referred to above shall remain in full force and effect. (Section 1010)

   In the event the Underlying Securities Issuer exercises its option to omit compliance with certain covenants of the Indenture with respect to the Underlying Securities as described above and the Underlying Securities are declared due and payable because of the occurrence of any Event of Default other than Events of Default described in clauses (iii) through (vi) under "Events of Default" above, the amount of money and/or Government Obligations on deposit with the Underlying Securities Trustee will be sufficient to pay amounts due on the Underlying Securities of their Stated Maturity or Redemption Date, but may not be sufficient to pay amounts due on such Underlying Securities at the time of the acceleration resulting from such Event of Default. However, the Underlying Securities Issuer shall remain liable for such payments. (Section 1010)

   Substitution of Collateral. The Underlying Securities Issuer will be permitted at any time to withdraw any money or Government Obligations deposited pursuant to the foregoing defeasance provisions, provided that the Underlying Securities Issuer in substitution therefor simultaneously deposits money and/or Government Obligations which would then be sufficient to satisfy the Underlying Securities Issuer's payment obligations in respect of the Securities in the manner contemplated by such defeasance provisions.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates will be denominated and distributions with respect thereto will be payable in U.S. dollars (the "Specified Currency"). The Class A-1 Certificates have in the aggregate an initial aggregate principal balance of $12,550,000. The Class A-2 Certificates have in the aggregate an initial aggregate notional amount of $12,550,000.

   The Certificates will be delivered in registered form. The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $1,000 and integral multiples thereof in the case of the Class A-1 Certificates, and in minimum notional amounts of $1,000,000 and integral multiples of $1,000 in excess thereof, in the case of the Class A-2 Certificates. Each class of Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No holder of any such Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Certificates" below and "Description of Certificates -- Global Securities" in the Prospectus.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

DEFINITIVE CERTIFICATES

   Definitive Certificates will be issued to Certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

LISTING ON THE NEW YORK STOCK EXCHANGE

   The Class A-1 Certificates have been authorized for listing, upon official notice of issuance, with the NYSE. There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.

COLLECTIONS AND DISTRIBUTIONS

   Collections on the Underlying Securities that are received by the Trustee for a given Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

     (a) to the holders of the Class A-2 Certificates, interest distributions at the rate of 8.50% per annum on the principal amount of the Underlying Securities; and

     (b) to the holders of the Class A-1 Certificates, on the Final Scheduled Distribution Date only, a distribution of: (i) all Underlying Securities held by the Trust as of such date and/or, if applicable, (ii) the proceeds of a redemption of such Underlying Securities by the Underlying Security Issuer on such date.

   If the Trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Certificates or be owed to Certificateholders as a result of any such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Class A-2 Certificateholder. In the event of a payment default on the Underlying Securities, approved Extraordinary Expenses (see "Description of the Trust Agreement -- The Trustee" herein) of the Trustee may be reimbursed to the Trustee out of Available Funds before any distributions to Certificateholders are made.

   All amounts received on or with respect to the Underlying Securities, which are not distributed to Certificateholders on the date of receipt, shall be invested by the Trustee in Eligible Investments. Income on such investments will not constitute property of the Trust and will not be available to Certificate holders.

   There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all required distributions to the Certificateholders. To the extent Available Funds are insufficient to make any such distributions due to any Class of Certificate, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls. The Depositor will pay the Ordinary Expenses of the Trustee.

   For purposes hereof, the following terms have the following meanings:

     "Available Funds" for any Distribution Date means the sum of all amounts received on or with respect to the Underlying Securities during the preceding Collection Period.

     "Eligible Investments" means, with respect to the Certificates, those investments consistent with the Trust's status as a grantor trust for federal income tax purposes and acceptable to the Rating Agencies as being consistent with the rating of such Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

EXCHANGE OF CERTIFICATES

   On each Distribution Date, or the next succeeding Business Day if such Distribution Date is not a Business Day, the Depositor or any affiliate of the Depositor may, if its holds Class A-1 Certificates of a certain principal amount and Class A-2 Certificates representing interest payments of a like principal amount, notify the Trustee, not less than at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to such Distribution Date, that it intends to tender such Certificates to the Trustee on such Distribution Date; provided, that such distribution will not be made if it would cause the Trustee or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940. See "Optional Exchange" in the Prospectus. Upon such tender, the Trustee will deliver Underlying Securities having a principal amount equal to the principal amount of the Class A-1 Certificates being tendered to such Certificateholder. The Trustee will only deliver such Underlying Securities to the extent that it has received a tender of Class A-2 Certificates representing all interest payments due through and including December 1, 2002 on the principal amount of Underlying Securities represented by any Class A-1 Certificates tendered.

DEFAULT ON UNDERLYING SECURITIES

   In the event of the occurrence of a payment default on the Underlying Securities or an acceleration of the maturity of the Underlying Securities, the Trustee will instruct the Market Agent to sell the Underlying Securities in accordance with the Sale Procedures (See "The Market Agent Agreement -- Sale of the Underlying Securities"). The proceeds of sale of the Underlying Securities will be allocated between the Class A-1 Certificates and the Class A-2 Certificates in accordance with the Allocation Ratio. As used herein, "Allocation Ratio" means the ratio of (a) in the case of the Class A-1 Certificates, the sum of the present values (discounted at the rate of 8% per annum) of (i) the unpaid interest coupons due or to become due on the Underlying Securities after the Final Scheduled Distribution Date and (ii) the principal amount of the Underlying Securities (in each case assuming that the Underlying Securities were paid when due and were not redeemed prior to their stated maturity) to (b) in the case of the Class A-2 Certificates, the present value (discounted at the rate of 8% per annum) of the unpaid interest coupons due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date.

                                 THE DEPOSITOR

   Lehman ABS Corporation (the "Depositor") was incorporated in the State of Delaware on January 29, 1988. The Depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ("LCPI"), which is itself a wholly owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers"), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"). None of Lehman Brothers, LCPI, Holdings or the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Certificates.

   The principal executive offices of the Depositor are located at Three World Financial Center, New York, New York 10285 (Telephone: (212) 526-7000). See "The Depositor" in the Prospectus.

                      DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

   The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series 1996-DHC-1 Supplement) will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities due after the Closing Date. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

   The discussions in the Prospectus under "Description of the Trust Agreement -- Advances in Respect of Delinquencies", "--Certain Matters Regarding the Administrative Agent and the Depositor" (to the extent the discussion relates to the Administrative Agent), "--Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event", and "--Evidence as to Compliance" are not applicable to the Certificates.

THE TRUSTEE

   The Bank of New York, a New York banking corporation, will act as trustee (the "Trustee") for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 101 Barclay Street, New York, New York 10286 and its telephone number is (212) 815-5098.

   Pursuant to the Trust Agreement, the Trustee shall receive compensation for Ordinary Expenses, payable by the Depositor.

   "Ordinary Expenses" are defined in the Trust Agreement and are generally described as the Trustee's customary fee for its services as Trustee, including (i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitation of consent or instructions, or other communications required by the Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making payments of interest or principal, (iii) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the Trust.

   "Extraordinary Expenses" are defined in the Trust Agreement as any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to the Trust Agreement.

    The Trust Agreement provides that the Trustee may not take any action which, in the Trustee's opinion, would or might cause it to incur Extraordinary Expenses, unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities and (ii) the Trustee has been instructed to do so by Certificateholders representing not less than 100% of the aggregate voting rights of each class of Certificates then outstanding; provided, however, that for purposes of clause (ii) of this sentence, in the event of a payment default on the Underlying Securities, a vote of not less than 66 2/3% of the aggregate voting rights of each class, voting separately, of Certificates then outstanding shall suffice to instruct the Trustee to incur such Extraordinary Expenses. Extraordinary Expenses so incurred may be reimbursed to the Trustee out of Available Funds on any Distribution Date before any distributions to Certificateholders on such Distribution Date are made, unless the Certificateholders voting to incur such Extraordinary Expenses shall have agreed to bear the entire amount of such Extraordinary Expenses.

EVENTS OF DEFAULT

   An event of default with respect to the Certificates under the Trust Agreement (an "Event of Default") will consist of (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period); (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and (iii) the occurrence and continuance of such other events specified in the applicable Series Supplement.

   The Trust Agreement will provide that, within 30 days after the occurrence of an Event of Default in respect of the Certificates, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

   No Certificateholder will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such Certificateholder previously has given to the Trustee written notice of a continuing breach, (ii) Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (iii) such Certificateholder or Certificateholders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights. "Required Percentage-Remedies" shall mean 66 2/3% of each class of Certificates.

VOTING RIGHTS

   At all times, 100% of all Voting Rights will be allocated among the Class A-1 Certificateholders, in proportion to the then Outstanding principal balances of their respective Certificates. The "Required Percentage-Amendment" of Voting Rights of those Class A-1 Certificates that are materially adversely affected by any modification or amendment of the Trust Agreement necessary to consent to such modification or amendment shall be 66 2/3%. In addition to the other restrictions on modification and amendment, the Trustee will not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of the Class A-2 Certificates without the consent of the holders of 100% of the Class A-2 Certificates; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for Federal Income tax purposes. See "Description of the Trust Agreement -- Modification and Waiver" in the Prospectus. Further, no amendment to the Class A-2 Certificates will be permitted which would adversely affect in any material respect the interests of the Certificateholders without the consent of Certificateholders representing 100% of the aggregate Voting Rights of those Certificates that are materially adversely affected by such modification or amendment and without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of such Certificates.

VOTING OF UNDERLYING SECURITIES, MODIFICATION OF INDENTURE

   The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Class A-1 Certificateholder of record as of such date. The Trustee shall request instructions from the Class A-1 Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Class A-1 Certificates) as the Class A-1 Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for Federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an Underlying Security Event of Default or an event which with the passage of time would become a Underlying Security Event of Default and with the unanimous consent of all outstanding Class A-1 and Class A-2 Certificateholders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Indenture and only with the consent of Certificateholders representing 100% of the aggregate voting rights of the outstanding Class A-1 and Class A-2 Certificates. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

   In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class A-1 and Class A-2 Certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of all of the holders of the Class A-1 and Class A-2 Certificates to accept such offer and the Trustee has received the tax opinion described above.

   If an event of default under the Indenture occurs and is continuing and if directed by all of the outstanding Class A-1 and Class A-2 Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the interests of the Certificateholders may differ from each other and from those of other holders of outstanding Underlying Securities.

TERMINATION OF THE TRUST

   The Trust shall terminate upon the earliest to occur of the payment in full at maturity or sale by the Trust after a payment default on or an acceleration of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 and Class A-2 Certificateholders. See "Description of the Trust Agreement -- Termination" in the Prospectus. In addition, under certain circumstances, the Trust will terminate upon the bankruptcy of the Depositor. In the event of such termination, the Trustee will instruct the Marketing Agent to sell the Underlying Securities in the same manner as would apply in the event of a payment default on those securities, unless certain Treasury regulations are adopted which shall cause such procedure to be no longer necessary to maintain the tax status of the Trust.

                          THE MARKET AGENT AGREEMENT

MARKET AGENT

   Pursuant to the Market Agent Agreement, dated as of the Closing Date between Lehman Brothers Inc., solely in its capacity as Market Agent, and the Trust (the "Market Agent Agreement"), the Market Agent shall: (a) act on behalf of the Trust in connection with the sale of the Underlying Securities after a payment default on or an acceleration of the Underlying Securities as provided in the Trust Agreement; and (b) perform its other duties and comply with the provisions set forth in the Market Agent Agreement.

   The Market Agent Agreement provides that the Market Agent has no liability for any act or omission except as results from the Market Agent's negligence or willful misconduct. The Market Agent may assign any and all of its duties, obligations and rights as Market Agent to any organization controlled by or under common control with Lehman Brothers Inc. The Market Agent may at any time resign and be discharged of the duties and obligations created by the Market Agent Agreement by providing at least 30 days notice to the Trustee.

SALE OF THE UNDERLYING SECURITIES

   Upon receiving notice of a payment default on or an acceleration of the Underlying Securities, the Trustee will immediately direct the Market Agent to sell the Underlying Securities in compliance with the Sale Procedures. The settlement of the liquidation of the Underlying Securities will occur as soon as practicable after the date of receipt of such notice by the Trustee, and the liquidation proceeds will be deposited into the Certificate Account maintained by the Trustee. Deliveries of the Underlying Securities by the Trust to the Purchaser of such Underlying Securities will only be made against payment in same day funds.

   "Sale Procedures" means, in connection with any sale of some or all of the Underlying Securities, the sale of such Underlying Securities to the highest of not less than three solicited bidders for such Underlying Securities (which bidders may include Lehman Brothers Inc. or any of its affiliates; provided, however, that neither Lehman Brothers Inc. nor any of its affiliates are obligated to bid, and that such bidders need not be limited to recognized broker dealers). In the sole judgment of the Market Agent, bids may be evaluated on the basis of bids for all or a portion of the Underlying Securities being sold or any other basis selected in good faith by the Market Agent. No assurance can be given as to whether the Market Agent will be successful in soliciting bids to purchase the Underlying Securities. The Market Agent shall, prior to any sale of Underlying Securities to Lehman Brothers, Inc. or any of its affiliates, certify in writing to the Trustee that any such purchaser submitted the highest of at least three bids and shall identify the other bidders.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a general discussion of certain of the material Federal income tax consequences of the purchase, ownership and disposition of the Certificates by an initial holder of Certificates.

   This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold their Certificates as part of a "straddle," a "hedge" or a "conversion transaction." Furthermore, no authority exists concerning the tax treatment of some aspects of the Certificates, and there can be no assurance that the Treasury Department will not issue regulations under Section 1286 of the Code which would modify the treatment described below. Accordingly, the ultimate Federal income tax treatment of the Certificates may differ substantially from that described below. Investors should consult their own tax advisors to determine the Federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates.

    The Trust will be provided with an opinion of Weil, Gotshal & Manges LLP (a limited liability partnership including professional corporations), special Federal tax counsel to the Depositor ("Federal Tax Counsel"), regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "Service") or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

   THE TAX DISCUSSION CONTAINED HEREIN ASSUMES THAT THE AGGREGATE DEEMED PURCHASE PRICE OF THE CERTIFICATES (AS DESCRIBED HEREIN) WILL AT LEAST EQUAL THE STATED PRINCIPAL AMOUNT OF THE UNDERLYING SECURITIES.

TAX STATUS OF TRUST

   In the opinion of Federal Tax Counsel, the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. Accordingly, each owner of a Certificate (a "Certificateholder") will be subject to Federal income taxation as if it owned directly the portion of the Underlying Securities allocable to such Certificates and as if it paid directly its share of reasonable expenses paid by the Trust.

INCOME OF CERTIFICATEHOLDERS

   In General. Under Code Section 1286, on the date a Certificate is purchased, the security backing the Certificate will be treated as newly issued. With respect to the Class A-1 Certificate, such newly-issued Underlying Security will be issued with original issue discount ("OID") equal to the difference between (i) its stated redemption price at maturity (generally all payments made with respect to the Underlying Securities to the Class A-1 Certificate) and (ii) the Certificate's purchase price (less accrued interest, if any, on the Underlying Security on the Closing Date to which the Class A-1 Certificateholder may be entitled). Each Class A-1 Certificateholder, regardless of its normal method of accounting, will accrue income, prior to the receipt of cash, in respect of its interest in the Underlying Securities under the rules relating to original issue discount under a method described below that takes account of the compounding of interest, based on the particular Certificateholder's expected yield to maturity.

   The proper Federal income tax treatment of the Class A-2 Certificate is unclear. The Trust intends to take the position that the Class A-2 Certificates represent interests in a newly-issued self amortizing debt obligation maturing on the Final Scheduled Distribution Date. Payments on the Certificates made on each Distribution Date will partially represent a return of principal and partially represent interest on the principal amount of such instrument. Certificateholders under the cash method of accounting would include in income upon receipt that portion of the payment representing interest calculated based upon the Certificate's yield to maturity. The Service, however, could take the position that the Class A-2 Certificate represents an interest in twelve separate newly-issued debt instruments, each consisting of an interest payment stripped from the Underlying Securities and maturing on its respective Distribution Date. Were the Service to take this position, the debt instruments represented by the Class A-2 Certificates would be issued with OID and the holders would be required to accrue income based upon constant yield method without respect to the receipt of cash. Class A-2 Certificateholders are urged to seek advice of their own tax counsel regarding the effect on them of the purchase of Certificates.

   OID. A holder of a Class A-1 Certificate (or of the Underlying Securities after the Final Scheduled Maturity Date or redemption of the Certificates), whether using the cash or accrual method of accounting, generally will be required to include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includable in income by such holder is the sum of the "daily portions" of OID with respect to each day during the taxable year or portion of the taxable year in which such holder held such obligation ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to the accrual period. Under the Treasury Regulations, the "accrual period" for each obligation may be of any length and may vary in length over the term of the obligation, provided that each accrual period is no longer than one year and each scheduled payment occurs on either the first or last day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the product of each obligation's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). If all accrual periods are of equal length except for either an initial short period or an initial and final short period, the amount of OID allocable to the initial short accrual period may be computed under any reasonable method. The "adjusted issue price" of an interest in an Underlying Security at the start of any accrual period is equal to its purchase price (generally, the purchase price of the Certificate, less any purchased accrued interest) increased by the accrued OID for each prior accrual period and reduced by the amount of any cash payments.

   Because the purchase of a Certificate would be treated as the original issuance on the purchase date of an obligation to make the distributions of the amounts collected on the Underlying Securities, such purchase should not result in acquisition premium, bond premium or market discount.

   Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying Securities, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities, would be a taxable event to Certificateholders on which they would recognize gain or loss.

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

   In computing its Federal income tax liability, a Class A-2 Certificateholder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code and any allowable amortization deductions with respect to certain other assets of the Trust. If a Class A-2 Certificateholder is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

PURCHASE AND SALE OF A CERTIFICATE

   A Certificateholder's tax basis in a Certificate generally will equal the cost of such Certificate (A) increased by the any amounts of OID and (B) reduced by any payments other than of qualified stated interest on the Underlying Securities made on such Certificate.

   If a Certificate or Underlying Security is sold, gain or loss will be recognized equal to the difference between the proceeds of sale allocable to the Certificateholder and the Certificateholder's adjusted basis in its Certificate or its portion thereof representing its interest in the foregoing. Any gain or loss will be a capital gain or loss if the Certificate was held as a capital asset.

DISTRIBUTIONS ON CLASS A-1 CERTIFICATES

   The distribution of the Underlying Securities to the Class A-1 Certificateholders on the Final Scheduled Distribution Date should not constitute a taxable transaction to the recipients. Similarly, a redemption by the Trust of Certificates in exchange for the Underlying Securities upon the tender by a Certificateholder of Class A-1 Certificates of a certain principal amount and Class A-2 Certificates representing interest payments on a like principal amount should not constitute a taxable transaction to the Certificateholder.

BACKUP WITHHOLDING

   Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

FOREIGN CERTIFICATEHOLDERS

   To the extent that amounts paid to Certificateholder that are not United States persons ("Foreign Certificateholders") are treated as interest with respect to Underlying Securities originated after July 18,

1984, such amounts generally will not be subject to the annual 30% withholding tax, provided that such Foreign Certificateholder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address.

   A "United States person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is includable in gross income for U.S. Federal income tax purposes, regardless of its source.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA, (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include plan assets by reason of any such plan's investment in the entity (each, a "Plan").

   In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

   Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Thus, unless an exception to the look-through rule applies, an investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Code.

   If the assets of the Trust were deemed to be Plan assets, transactions involving the Depositor, Underwriter, Trustee, Market Agent, Underlying Securities Trustee and Dayton Hudson Corporation might constitute prohibited transactions with respect to a Plan holding a Certificate unless (i) one or more prohibited transaction exemptions ("PTEs") applies or (ii) in the case of Dayton Hudson Corporation, it is not a disqualified person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, Underwriter, Trustee, Market Agent, Underlying Securities Trustee and Dayton Hudson Corporation, or any of their affiliates ("Excluded Plans"), should not acquire or hold any Certificate.

   If the Trust is deemed to hold Plan assets, the Underlying Securities would appear to be an indirect loan between Dayton Hudson Corporation and any Plan owning Certificates; however, such loan, by itself, would not constitute a prohibited transaction unless Dayton Hudson Corporation is a party in interest or disqualified person with respect to such Plan.

   The Underwriter is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer. Accordingly, the sale of Certificates by the Underwriter to Plans may be exempt under PTE 75-1 if the following conditions are satisfied:
(i) the Underwriter is not a fiduciary with respect to the Plan and is a party in interest or disqualified person solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arm's-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and
(iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions of PTE 75-1 have been met.

    The custodial and other services rendered by the Trustee, Market Agent and Underlying Securities Trustee might be exempt pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The Trustee and the Market Agent may each be terminated upon 60 days prior notice and the approval of Certificate holders owning more than 66 2/3% of the aggregate beneficial interest of Certificates. The Depositor believes the compensation of the Trustee and Market Agent is reasonable under the circumstances. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code. In that regard, a fiduciary with respect to a Plan should consider whether a sale of the Underlying Securities by the Market Agent to Lehman Brothers Inc. or its affiliates might constitute a non-exempt prohibited transaction by reason of the relationship between the Market Agent and any such purchaser, notwithstanding the sale procedure to accept the highest bid submitted and the certification of the highest bid and identity of bidders to the Trustee, or the possibility that the Market Agent may not solicit Lehman Brothers Inc. and its affiliates to avoid the possibility of a non-exempt prohibited transaction. The Market Agent shall, prior to any sale of Underlying Securities to Lehman Brothers Inc. or any of its affiliates, certify in writing to the Trustee that any such purchaser submitted the highest of at least three bids and shall identify the other bidders.

   Other prohibited transaction exemptions could apply to the acquisition and holding of Certificates by Plans, and the operation of the Trust, including, but not limited to: PTE 84-14 (an exemption for certain transaction determined by an independent qualified professional asset manager), PTE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTE 95-60 (an exemption for certain transactions involving insurance company general accounts).

   The look-through rule does not apply to a publicly offered security (as defined in the Regulation), which includes a security that is (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Depositor believes the Certificates satisfy the first and third conditions in this paragraph above. The Underwriter will confirm to the Trustee at the conclusion of the offering if Certificates were sold to at least 100 persons who are unrelated to the Underwriter, Depositor and Trustee.

   By acquiring and holding a Certificate, a Plan shall be deemed to have represented and warranted to the Depositor, Trustee, Market Agent and Underwriter that such acquisition and holding of a Certificate does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the Trust.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of November 27, 1996 (the "Underwriting Agreement"), the Depositor has agreed to sell to Lehman Brothers Inc., (an affiliate of the Depositor) (the "Underwriter"), and the Underwriter has agreed to purchase, the Certificates.

   The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Certificates for whom they may act as agents.

The Underwriter and any dealers that participate with the Underwriter in the distribution of Certificates may be deemed to be underwriters, and any profit on the resale of Certificates by them may be deemed to be underwriting discounts, or commissions under the Securities Act. Discounts and concessions to dealers will vary but will not exceed 2.5% of the face amount of the Certificates.

   The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                LEGAL MATTERS

   Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriter by Weil, Gotshal & Manges LLP, New York, New York.

                                   RATINGS

   It is a condition to the issuance of the Certificates that the Certificates have ratings assigned by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement were "Baa1" by Moody's and "BBB+" by S&P.

   The rating of the Certificates by Moody's addresses the likelihood of the ultimate payment of principal of and interest on the Certificates or any Underlying Securities distributed in respect thereof. The rating of the Certificates by S&P addresses the likelihood of timely receipt of interest on the Class A-2 Certificates or any Underlying Securities distributed in respect of the Class A-1 Certificates and ultimate receipt of principal on any Underlying Securities distributed in respect of the Class A-1 Certificates. The ratings address the likelihood of the receipt by Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, and the corresponding effect on yield to investors.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of similar ratings on different securities.

   The Depositor has not requested a rating on the Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating Agencies.

                            INDEX OF DEFINED TERMS

                                           PAGE
                                        --------
Available Funds                          S-18
CEDE                                     S-17
Certificates                             S-1, S-3
Clearing Agency                          S-17
Closing Date                              S-1
Code                                     S-22
                                         S-1,
                                         S-3,
Depositor                                S-19
Distribution Date                        S-1, S-4
DOL                                      S-25
DTC                                      S-2, S-5
Eligible Investments                     S-18
                                         S-6,
ERISA                                    S-25
Event of Default                         S-20
Extraordinary Expenses                   S-19
Federal Tax Counsel                      S-23
Final Scheduled Distribution Date         S-1
Foreign Certificateholders               S-24
                                         S-8,
Indenture                                S-11
IRA                                       S-6
Keogh                                     S-6
LCPI                                     S-19
Lehman Brothers                          S-19
Market Agent Agreement                   S-22
                                         S-1,
                                         S-5,
Moody's                                  S-27
Notional Amount                           S-1
NYSE                                      S-1
OID                                      S-23
Ordinary Expenses                        S-19
Participants                              S-2
                                         S-6,
Plan                                     S-25
Regulation                               S-25
Required Percentage-Amendment            S-20
Required Percentage-Remedies             S-20
Sale Procedures                          S-22
                                         S-8,
SEC                                      S-10
                                         S-3,
Series Supplement                        S-10
Service                                  S-23
                                         S-1,
                                         S-5,
S&P                                      S-27
                                         S-5,
Specified Currency                       S-16
Trust                                    S-1, S-3
                                         S-3,
Trust Agreement                          S-10
                                         S-1,
Trustee                                  S-19
Underlying Securities                    S-1, S-3
                                         S-1,
                                         S-3,
Underlying Securities Issuer             S-11
                                         S-8,
Underlying Securities Trustee            S-11
                                         S-1,
Underwriter                              S-26
Underwriting Agreement                   S-26
United States person

PROSPECTUS

                              Trust Certificates
                             (Issuable in Series)
                            Lehman ABS Corporation
                                  Depositor

   The Trust Certificates (the "Certificates") offered hereby and by supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series") and in one or more classes within each such Series (each a "Class"), denominated in dollars or in one or more foreign or composite currencies, including the European Currency Unit ("ECU"). Certificates of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Certificates may be sold for United States dollars or for one or more foreign or composite currencies, and the principal of, premium, if any, and any interest to be distributed in respect of Certificates may be payable in United States dollars or in one or more foreign or composite currencies. Each Series and Class of Certificates may be issuable as individual securities in registered form without coupons ("Registered Certificates") or in bearer form with or without coupons attached ("Bearer Certificates") or as one or more global securities in registered or bearer form (each a "Global Security").

   Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"), to be deposited in a trust (the "Trust") for the benefit of holders of Certificates of such Series ("Certificateholders") by Lehman ABS Corporation (the "Depositor") pursuant to a Trust Agreement and a series supplement thereto with respect to any given Series (collectively, the "Trust Agreement") among the Depositor, the administrative agent, if any (the "Administrative Agent") and the trustee (the "Trustee") named in the related Prospectus Supplement. The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor), and will not be acquired from the issuer thereof as part of any distribution by or pursuant to any agreement with such issuer. The Underlying Securities discussed herein and in the related Prospectus Supplement represent the obligation of one or more corporations, banking organizations or insurance companies organized under the laws of the United States or any State, which are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and which, in accordance therewith, file reports and other information with the Securities Exchange Commission. If so specified in the related Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, "Credit Support"). See "Description of Certificates" and "Description of Deposited Assets and Credit Support."

   Each Class of Certificates of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series.

   Except as otherwise provided herein and in the applicable Prospectus Supplement, the Depositor's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is named in the applicable Prospectus Supplement, with respect to a Series of Certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of the Certificates -- Advances in Respect of Delinquencies."

   The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor the Deposited Assets (unless otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Administrative Agent or their respective affiliates.

   Prospective investors should consider the factors set forth herein under "Risk Factors," beginning on page 4.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OF THIS
    PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




   The Certificates may be offered and sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

                               LEHMAN BROTHERS

November 15, 1995

                            PROSPECTUS SUPPLEMENT

   The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount, (b) the currency or currencies in which the principal (the "Specified Principal Currency"), premium, if any (the "Specified Premium Currency"), and any interest (the "Specified Interest Currency") are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the "Specified Currency"), (c) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations, (d) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class, (e) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Certificateholders of each Class and the relative ranking of the claims of the Certificateholders of each Class to such Deposited Assets), (f) the name of the Trustee and the Administrative Agent, if any, for such Series,
(g) the Pass Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof, (h) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium (if any) and/or principal, (i) the date of issue, (j) the scheduled final Distribution Date, if applicable, (k) the offering price, (l) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each such Series or Class. See "Description of Certificates -- General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                            AVAILABLE INFORMATION

   The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Certificateholders.

   The Depositor has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Lehman ABS Corporation, 3 World Financial Center, New York, New York 10285. Telephone requests for such copies should be directed to the Secretary of Lehman ABS Corporation at (212) 526-5594.

                        REPORTS TO CERTIFICATEHOLDERS

   Except as otherwise specified in the applicable Prospectus Supplement, unless and until Definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. See "Description of Certificates -- Global Securities" and "Description of the Trust Agreement -- Reports to Certificateholders; Notice." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                        IMPORTANT CURRENCY INFORMATION

   Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Lehman Brothers Inc. (the "Offering Agent") will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate. Such request must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

   References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

                                 RISK FACTORS

   Limited Liquidity. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

   Certain Legal Aspects. The applicable Prospectus Supplement may set forth certain legal considerations that are applicable to a specific Series (or Class or Classes within such Series) of Certificates being offered in connection with that Prospectus Supplement or the assets deposited in or assigned to the related Trust.

   Limited Obligations and Interest. The Certificates will not represent a recourse obligation of or interest in the Depositor or any of its affiliates. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Person affiliated with the Depositor or the Issuer, or any other Person. The obligations, if any, of the Depositor with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Underlying Security with respect to which the Depositor has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Underlying Security to the Depositor, or from a reserve fund established to provide funds for such repurchases. The Depositor has no obligation to establish or maintain any such reserve fund.

   Credit Support; Limited Assets. Although the Trust for any Series (or Class of such Series) of Certificates may include, or the Certificateholders of such Certificates may have the benefit of, certain assets which are designed to support the payment upon, or otherwise ensure the servicing or distribution with respect to, the Deposited Asset related to such Series or Class as described in the related Prospectus Supplement, the Certificates do not represent obligations of the Depositor, any Administrative Agent or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Depositor, any Administrative Agent, any of their affiliates or any other person or entity. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See "Description of Deposited Assets and Credit Support."

   Maturity and Redemption Considerations. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment or extension of maturity with respect to the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to a Underlying Securities Issuer) and the manner and priority in which collections from such Underlying Securities and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

   Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the Certificates and the tax treatment of the Trust will depend on the specific terms of the Certificates, the Trust, any Credit Support and the Deposited Assets. See the description under "Certain Federal Income Tax Considerations" in the related Prospectus Supplement.

   Ratings of the Certificates. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Certificates may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

   Global Securities. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depository (as defined below) and will not be issued as individual definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depository and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depository's system, or otherwise to act with respect to such Certificate, may be limited. See "Description of Certificates -- Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related Prospectus Supplement.

   Currency Risks. The Certificates of any given Series (or Class within such Series) may be denominated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. This Prospectus does not describe all the risks of an investment in such Certificates, and the Depositor disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers of such Certificates should consult their own financial and legal advisors as to the risks entailed by an investment in such Certificates denominated in a currency other than U.S. dollars. See "Currency Risks."

   Passive Nature of the Trust. The Trustee with respect to any Series of Certificates will hold the Deposited Assets for the benefit of the Certificateholders. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Securities Issuer or the value of the Deposited Assets. Under certain circumstances the holders of the Certificates may direct the Trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

   The Prospectus Supplement for each Series of Certificates will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series).

                                THE DEPOSITOR

   The Depositor was incorporated in the State of Delaware on January 29, 1988, as an indirect, wholly owned, limited-purpose subsidiary of Lehman Brothers Inc. The principal office of the Depositor is located at 3 World Financial Center, New York, New York 10285. Its telephone number is (212) 526-5594.

   The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates. The Certificate of Incorporation of the Depositor provides that any securities, except for subordinated securities, issued by the Depositor must be rated in one of the four highest categories available by any Rating Agency rating the Series. Formation of a grantor trust will not relieve the Depositor of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the Trust Agreement, the Depositor may not issue any securities which would result in the lowering of the then current ratings of the outstanding Certificates of any Series.

                               USE OF PROCEEDS

   Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Depositor to purchase the related Deposited Assets and arrange certain Credit Support, including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or the applicable Certificate Account (as defined below) for the benefit of the Certificateholders of such Series or Class. Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes.

                            FORMATION OF THE TRUST

   The Depositor will assign the Deposited Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See "Description of the Trust Agreement -- Assignment of Deposited Assets." The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee's Fee"). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the "Administration Fee") as specified in the Prospectus Supplement. See "Description of the Trust Agreement -- Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses." The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded on the books and records of DTC or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

   Unless otherwise stated in the Prospectus Supplement, the Depositor's assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent so named therein with respect to the Deposited Assets will consist primarily of its contractual -administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement -- Advances in Respect of Delinquencies," and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement -- Advances in Respect of Delinquencies."

   Unless otherwise provided in the related Prospectus Supplement, each Trust will consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by the Depositor or any previous owner thereof, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets and Credit Support -- Credit Support"; (v) the rights of the Depositor under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement -- Advances in Respect of Delinquencies."

   In addition, to the extent provided in the applicable Prospectus Supplement, the Depositor will obtain Credit Support for the benefit of the Certificateholders of any related Series (or Class within such Series) of Certificates.

                      MATURITY AND YIELD CONSIDERATIONS

   Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to the foregoing will, unless otherwise specified in the applicable Prospectus Supplement, affect the weighted average life of the related Series of Certificates.

   The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. With respect to any Series of Certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether a corporate issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of the Underlying Security Issuer will be repaid prior to its stated maturity.

   Unless otherwise specified in the related Prospectus Supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain Underlying Security Events of Default (as defined below). The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities by the holders thereof. See "Description of the Deposited Assets -- Underlying Securities Indenture." If an Underlying Securities Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect an Underlying Securities Issuer's ability to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors.

   The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

   The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

   The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.

                         DESCRIPTION OF CERTIFICATES

   Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Depositor, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust. The following summaries describe certain provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any provision of the Trust Agreement that materially differs from the description thereof contained in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

   A copy of the applicable series supplement to the Trust Agreement relating to each Series of Certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8K to be filed with the Commission following the issuance of such Series.

GENERAL

   There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes (Section 5.01). Each Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets and Credit Support -- Collections."

   Reference is made to the related Prospectus Supplement for a description of the following terms of the Series (and if applicable, Classes within such Series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Certificates; (ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class); (vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a "Variable Pass-Through

Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates, if any; (viii) the option, if any, of any Certificateholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder's Certificate or of the Depositor or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part; (ix) the rating of each Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such Series are to be issued as Registered Certificates or Bearer Certificates or both and, if Bearer Certificates are to be issued, whether coupons ("Coupons") will be attached thereto; whether Bearer Certificates of such Series or Class may be exchanged for Registered Certificates of such Series or Class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xiii) whether the Certificates of such Series or of any Class within such series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depository (as defined below), if other than The Depository Trust Company, for such Global Security or Securities; (xiv) if a temporary Certificate is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a definitive Certificate of such Series or Class will be credited to the account of the Persons entitled thereto on such Distribution Date; (xv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined below) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series or Class; (xvi) if other than U.S. dollars, the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvii) any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such Class; (xviii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Depositor or the applicable Administrative Agent, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and (xix) any other terms of such Series or Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

   Unless otherwise indicated in the applicable Prospectus Supplement, Certificates of each Series (including any Class of Certificates not offered hereby) will be issued only as Registered Certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01). The authorized denominations of Registered Certificates of a given Series or Class within such Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement.

   The United States Federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Certificates will be described in the applicable Prospectus Supplement. In addition, any special considerations, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Bearer Certificates or Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Principal Currency on the applicable issue date. As specified in the applicable Prospectus Supplement, such determination will be made by the Depositor, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates (the "Exchange Rate Agent").

   Unless otherwise provided in the applicable Prospectus Supplement, Registered Certificates may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 5.04). Bearer Certificates will be transferable by delivery. Provisions with respect to the exchange of Bearer Certificates will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, Registered Certificates may not be exchanged for Bearer Certificates. The Depositor may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

DISTRIBUTIONS

   Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). If the Specified Currency for a given Series or Class within such Series is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement) arrange to convert all payments in respect of each Certificate of such Series or Class to U.S. dollars in the manner described in the following paragraph. The Certificateholder of a Registered Certificate of a given Series or Class within such Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks -- Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

   Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Registered Certificate of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates. All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Depositor's control, in which case such distributions will be made as described under "Currency Risks -- Payment Currency" below. The applicable Prospectus Supplement will specify such information with respect to Bearer Certificates.

   Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York or (in the case of Bearer Certificates) at the principal London office of the applicable Trustee; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above (Sections 4.01 and 9.01). Except as otherwise provided in the applicable Prospectus Supplement, no distribution on a Bearer Certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the Certificateholder thereof in the United States.

   Unless otherwise specified in the applicable Prospectus Supplement, distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depository); provided, however, that, in the case of a Series or Class of Registered Certificates issued between a Record Date (as defined below) and the related Distribution Dates, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen (15) calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Certificateholder shall provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

   Except as otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates shall be specified as such in the applicable Prospectus Supplement.

INTEREST ON THE CERTIFICATES

   General. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Pass-Through Rate, which may be a fixed or variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

   Fixed Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

   Floating Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such Series or Class at the Initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) LIBOR (a "LIBOR Certificate"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Certificate"), (iii) the Treasury Rate (a "Treasury Rate Certificate"), (iv) the Federal Funds Rate (a "Federal Funds Rate Certificate"), (v) the CD Rate (a "CD Rate Certificate") or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The "Index Maturity" for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

   As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Pass-Through

Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

   The Depositor will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

   The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Certificates, will be specified in the applicable Prospectus Supplement; provided, however, that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date. If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

   Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

   With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

   Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

   Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

   Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

   (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

   Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

   The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

   (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

   Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such

Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

   "Money Market Yield" shall be a yield calculated in accordance with the following formula:

   Money Market Yield = D X 360 X 100
                        -------------
                        360 -(D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

   The "Calculation Date" pertaining to any Commercial Paper Rate
Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

   (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

   Unless otherwise specified in the applicable Prospect Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotation under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

   The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

   (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

   With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

     (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

     (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with their offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

   If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

   (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

   Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificate-Treasury bills auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

   The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

   The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

PRINCIPAL OF THE CERTIFICATES

   Unless the related Prospectus Supplement provides otherwise, each Certificate (other than certain Classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Unless otherwise specified in the related Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all Classes of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

FOREIGN CURRENCY CERTIFICATES

   If the specified currency of any Certificate is not U.S. dollars (a "Foreign Currency Certificate"), certain provisions with respect thereto will be set forth in the related Prospectus Supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such Certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the Certificates.

INDEXED CERTIFICATES

   From time to time, the Issuer may offer a Series of Certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to (i) the rate of exchange between the specified currency for such Certificate and the other currency or composite currency (the "Indexed Currency") specified therein; (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates; (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or (iv) such other objective price or economic measure as are described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related Prospectus Supplement, together with any information concerning tax consequences to the Holders of such Indexed Certificates.

   Except as otherwise specified in the related Prospectus Supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related Prospectus Supplement as the "Face Amount" of such Indexed Certificate. The related Prospectus Supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

DUAL CURRENCY CERTIFICATES

   Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the Certificates and described in the related Prospectus Supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the Certificates and the related Prospectus Supplement.

OPTIONAL EXCHANGE

   If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, the applicable Prospectus Supplement will designate such Series as an "Exchangeable Series." The terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

     (a) a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

     (b) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

     (c) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

     (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

     (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Underlying Securities deposited in the applicable Trust; and

     (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

   Unless otherwise specified in the related Prospectus Supplement, in order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Certificateholder, the trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depository (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registration Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the holder of such exchanged Certificate).

   Unless otherwise specified in the applicable Prospectus Supplement, because initially and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depository's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depository's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depository of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depository.

   Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described to such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

GLOBAL SECURITIES

   Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the "Depository"), and registered in the name of a nominee of the Depository. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to Certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor (Sections 5.02 and 5.04).

   The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depository ("participants") in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depository's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depository. Access to such Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

   Upon the issuance of a Global Security, the Depository for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

   So long as the Depository for a Global Security, or its nominee, is the owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholders thereof under the Trust Agreement governing such Certificates. Because the Depository can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the Depository's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

   Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depository or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Depositor, the Administrative Agent, if any, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

   The Depositor expects that the Depository for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The Depositor also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

   If the Depository for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within ninety (90) days, the Depositor will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Securities and, in such event, will issue Definitive Certificates of such Class in exchange for the Global Security or Securities representing such Certificates. Further, if the Depositor so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Security representing Certificates of such Class may, on terms acceptable to the Depositor and the Depository for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued (a) as Registered Certificates in denominations, unless otherwise specified by the Depositor, of $1,000 and integral multiples thereof if the Certificates of such Class are issuable as Registered Certificates, (b) as Bearer Certificates in the denomination or denominations specified by the Depositor if the Certificates of such Class are issuable as Bearer Certificates or (c) as either Registered or Bearer Certificates, if the Certificates of such Class are issuable in either form (Section 5.03). See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual Bearer Certificates in exchange for beneficial interests in a Global Security.

   The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.

              DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

GENERAL

   Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Certificates in a designated, publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), purchased by the Depositor (or an affiliate thereof) in the secondary market and assigned to a Trust as described in the applicable Prospectus Supplement. The Underlying Securities will represent direct obligations of one or more corporations, banking organizations or insurance companies organized under the laws of the United States or any state, which are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the Commission (with respect to each Underlying Security, an "Underlying Securities Issuer").

   This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Depositor is permitted to deposit in a Trust and does not purport to be a complete description of any Underlying Security Prospectus and Underlying Security Indenture (as defined below).

UNDERLYING SECURITIES INDENTURE

   General. Unless otherwise specified in the related Prospectus Supplement, each Underlying Security will have been issued pursuant to an agreement (each, a "Underlying Securities Indenture") between the Underlying Securities Issuer and a trustee (the "Underlying Securities Trustee"). Unless otherwise specified, the Underlying Securities Indenture and the Underlying Securities Trustee will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

   Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any subsidiary's, ability to: (i) consolidate, merge, or transfer or lease assets; (ii) incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

   The Underlying Securities Indenture related to one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt, they are unlikely to contain significant restrictive covenants, although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust as a holder of the Underlying Securities against losses. The Prospectus Supplement used to offer any Series of Certificates will describe material covenants in relation to any Concentrated Underlying Security and, as applicable, will describe material covenants which are common to any pool of Underlying Securities.

   Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; and
(iv) certain events of insolvency or bankruptcy with respect to the Underlying Securities Issuer.

   Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including obtaining the consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or that the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

   Each Underlying Securities Indenture may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities Indenture with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any Trust comprising a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. If a Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of a Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

   Subordination. As set forth in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Underlying Securities Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

   Secured Obligations. Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the Underlying Securities Issuer ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

   The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Certificates that includes Concentrated Underlying Securities which are Secured Underlying Securities will describe the security provisions of such Underlying Securities and the related collateral. With respect to any Trust composed of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.

PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

   Reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the Underlying Securities Issuer;
(iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the Underlying Securities Issuer to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any, and (xiii) any other material terms of such Underlying Securities.

   With respect to a Trust comprised of a pool of Underlying Securities, the related Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

   In addition to the foregoing, with respect to each Concentrated Underlying Security the applicable Prospectus Supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the Certificates may obtain such publicly available information with respect to each such obligor. Such publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by such issuer with, and which are available from, the Commission.

   If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor, on behalf of the Trust, will continue to be subject to the reporting requirements of the Exchange Act but certain information with respect to such issuer may be unavailable.

OTHER DEPOSITED ASSETS

   In addition to the Underlying Securities, the Depositor may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto) and direct obligations of the United States (all such assets for any given Series, together with the related Underlying Securities, the "Deposited Assets"). The applicable Prospectus Supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

   Unless otherwise specified in the related Prospectus Supplement, the Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

CREDIT SUPPORT

   As specified in the applicable Prospectus Supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificate contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes.

   Subordination. As discussed below under "--Collections," the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such

Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related Prospectus Supplement.

   If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

   Letter of Credit; Surety Bond. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

   Unless otherwise specified in the applicable Prospectus Supplement, in the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

   Reserve Accounts. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Depositor or such other person named in the related Prospectus Supplement.

COLLECTIONS

   The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate Account"). An Administrative Agent, if any is appointed pursuant to the applicable Prospectus Statement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable.

   The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.

                      DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

   The following summary of certain provisions of the Trust Agreement and the Certificates does not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

ASSIGNMENT OF DEPOSITED ASSETS

   At the time of issuance of any Series of Certificates, the Depositor will cause the Underlying Securities to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for certain assets to be deposited in the Trust (Section 2.06). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security represents ten percent or more of the total Underlying Securities with respect to any Series of Certificates, such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information with respect thereto.

   In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders (Sections 2.01 and 2.02).

   With respect to certain types of Deposited Assets specified in the applicable Prospectus Supplement if and to the extent provided therein, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Administrative Agent, if any, and the Depositor, and the Administrative Agent, if any, and otherwise the Trustee shall immediately notify the relevant person who sold the applicable Deposited Asset to the Depositor (a "Deposited Asset Provider"). If and to the extent specified in the applicable Prospectus Supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of such notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of such notice, to repurchase the related Deposited Asset from the Trustee at the Purchase Price (as defined below) or provide a substitute for such Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the Administrative Agent, if any, or otherwise the Trustee is obligated to use its best efforts to enforce such obligation, neither such Administrative Agent nor the Depositor will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, or failure to provide, a constituent document (Section 2.03).

   Each of the Depositor and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust

Agreement. Upon a breach of any such representation of the Depositor or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Depositor or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects (Sections 2.04 and 2.05).

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

   General. With respect to any Series of Certificates the Trustee or such other person specified in the Prospectus Supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the "Credit Support Instruments") and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

   Sub-Administration. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "Sub-Administrative Agent"), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined below).

   The agreement between any Administrative Agent or Trustee and a Sub-Administrative Agent (a "Sub-Administration Agreement") will be consistent with the terms of the Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration Agreement.

   The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related Prospectus Supplement. Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

   The Administrative Agent or Trustee, as applicable, may require any Sub-Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

   Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable Prospectus Supplement, as administrator with respect to the Deposited Assets, the Trustee, on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

   Unless otherwise provided in the applicable Prospectus Supplement, if recovery on a defaulted Deposited Asset under any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset (Section 3.12), provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference (Section 3.12). Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, may be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

RETAINED INTEREST; ADMINISTRATIVE AGENT COMPENSATION AND PAYMENT OF EXPENSES

   The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a pari passu basis.

   The applicable Prospectus Supplement will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

   If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any, and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement (Section 3.14).

ADVANCES IN RESPECT OF DELINQUENCIES

   Unless otherwise specified in the applicable Prospectus Supplement, the Administrative Agent, if any, specified therein will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent will advance on or before each Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

   Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of an Administrative Agent's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Accounts for such Series to the extent that such Administrative Agent shall determine, in its sole judgment, that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent from excess funds in the Certificate Account for any Series, such Administrative Agent will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date (Section 4.03). If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE ADMINISTRATIVE AGENT AND THE DEPOSITOR

   An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Depositor, as affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Depositor, their affiliates or the Deposited Asset Provider.

   The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series (Section 6.04).

   The Trust Agreement will further provide that neither such an Administrative Agent, the Depositor nor any director, officer, employee, or agent or the Administrative Agent or the Depositor will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the company nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Depositor and any director, officer, employee or agent of the Administrative Agent or the Depositor will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder (Section 6.03). The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

   Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series (Section 6.02).

ADMINISTRATIVE AGENT TERMINATION EVENTS; RIGHTS UPON ADMINISTRATIVE AGENT TERMINATION EVENT

   Unless otherwise provided in the related Prospectus Supplement, "Administrative Agent Termination Events" under the Trust Agreement with respect to any given Series of Certificates will consists of the following:
(i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined below); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations (Section 7.01). Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each such matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. "Voting Rights" evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the related Prospectus Supplement (Article I).

   Unless otherwise specified in the applicable Prospectus Supplement, so long as an Administrative Agent Termination Event under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Depositor or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the "Required Percentage -- Administrative Agent Termination" of the Voting Rights, the Trustee will, terminate all rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act, it may or, at the written request of the holders of such Certificates evidencing not less than the "Required Percentage -- Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series (Sections 7.01 and 7.02).

   No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of breach and unless the holders of Certificates evidencing not less than the "Required Percentage -- Remedies" of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding (Section 10.03). The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 8.02).

MODIFICATION AND WAIVER

   Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement for each Series of Trust Certificates may be amended by the Depositor and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage -- Amendment" of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage -- Amendment" specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Certificates of such Series or Class.

   Except as otherwise set forth in the applicable Prospectus Supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

   Unless otherwise specified in the applicable Prospectus Supplement, holders of Certificates evidencing not less than the "Required Percentage -- Waiver" of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby (Section 7.04).

REPORTS TO CERTIFICATEHOLDERS; NOTICES

   Reports to Certificateholders. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of any Class of Certificates of a given Series, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

     (i) the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

     (ii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

     (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

     (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

     (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

     (vii) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

   In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.02).

   Notices. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate Register. Any notice required to be given to a holder of a Bearer Certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Certificate.

EVIDENCE AS TO COMPLIANCE

   Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report (Section 3.16).

   The Trust Agreement will also provide for delivery to the Depositor, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates (Section 3.15).

   Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

REPLACEMENT CERTIFICATES

   Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Certificates) or at the principal London office of the applicable Trustee (in the case of Bearer Certificates), or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued (Section 5.05).

TERMINATION

   The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Certificateholders; Notices -- Notices," and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination (Section 9.01).

   Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series specified in the related Prospectus Supplement (Section 9.01).

DUTIES OF THE TRUSTEE

   The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent (Section 8.03). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given Series, the Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement (Section 8.01).

THE TRUSTEE

   The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have normal banking relationships with, the Depositor, any Administrative Agent and their respective affiliates.

                LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

   In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of any Bearer Certificate will agree that, in connection with the original issuance of such Bearer Certificate and during the period ending 40 days after the issue of such Bearer Certificate, they will not offer, sell or deliver such Bearer Certificate, directly or indirectly, to a U.S. Person or to any person within the United States; except to the extent permitted under U.S. Treasury regulations.

   Bearer Certificates will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Certificates.

   As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

   Pending the availability of a definitive Global Security or individual Bearer Certificates, as the case may be, Certificates that are issuable as Bearer Certificates may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Certificates and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Certificates, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Certificate will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                                CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

   An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

   Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates -- General" or as otherwise specified in the applicable Prospectus Supplement.

   PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

   The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

   Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

   Except as set forth below or unless otherwise provided in the applicable Prospectus Supplement, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Depositor's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

   If distribution in respect of a Certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such Certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

   The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined for the Certificates of any Series and Class by the applicable Trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

   If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

   All determinations referred to above made by the applicable Trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.

FOREIGN CURRENCY JUDGMENTS

   Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                             PLAN OF DISTRIBUTION

   Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates to be offered thereby.

   If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Lehman Brothers Inc., an affiliate of the Depositor. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

   If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

   Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

   Lehman Brothers Inc. is an affiliate of the Depositor. Lehman Brothers Inc.'s participation in the offer and sale of Certificates complies with the requirements of Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

   As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

   Affiliates of the Underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the Underwriters so acting will be named, and its affiliation with the Underwriters described, in the related Prospectus Supplement. Also, affiliates of the Underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates. A Prospectus Supplement will be prepared with respect to the Certificates for use by such affiliates in connection with offers and sales related to market-making transactions in the Certificates.

                                  LEGAL OPINIONS

   Certain legal matters with respect to the Certificates will be passed upon for the Depositor and the underwriters by Weil, Gotshal & Manges, New York, New York or other counsel identified in the applicable Prospectus Supplement.

   No dealer, salesman or other person has been authorized to given any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or Lehman Brothers. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                                        PAGE
                                                     --------
Summary ............................................     S-3
Risk Factors .......................................     S-9
The Trust ..........................................    S-10
Description of the Underlying Securities  ..........    S-10
Description of the Certificates ....................    S-16
The Depositor ......................................    S-19
Description of the Trust Agreement .................    S-19
The Market Agent Agreement .........................    S-22
Certain Federal Income Tax Consequences ............    S-22
ERISA Considerations ...............................    S-25
Method of Distribution .............................    S-26
Legal Matters ......................................    S-27
Ratings ............................................    S-27
Index of Defined Terms .............................    S-28

                          PROSPECTUS
                                                        PAGE
                                                     --------
Prospectus Supplement ..............................       2
Available Information ..............................       2
Incorporation of Certain Documents by Reference  ...       2
Reports to Certificateholders ......................       3
Important Currency Information .....................       3
Risk Factors .......................................       4
The Depositor ......................................       5
Use of Proceeds ....................................       6
Formation of the Trust .............................       6
Maturity and Yield Considerations ..................       7
Description of the Certificates ....................       8
Description of Underlying Securities and Credit
 Support ...........................................      22
Description of the Trust Agreement .................      28
Limitations on Issuance of Bearer Certificates  ....      37
Currency Risks .....................................      37
Plan of Distribution ...............................      39
Legal Opinions .....................................      40

                                 $12,550,000

                     Corporate Bond-Backed Certificates,
                              Series 1996-DHC-1

                        (Underlying Securities will be
                    8.50% Debentures due December 1, 2022
                                  issued by
                          Dayton Hudson Corporation)

                          Pass-Through Certificates

                            Lehman ABS Corporation
                                 (Depositor)


                            PROSPECTUS SUPPLEMENT
                              November 25, 1996




                               LEHMAN BROTHERS